SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

                         -------------------------------

                         Date of Report: October 1, 2003

                             Group 1 Software, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                        0-6355                 52-0852578
(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                         Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland                20706-1844
(Address of principal executive offices)                          (Zip Code)

(301) 918-0400
(Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets.

      On October 1, 2003, Group 1 Software, Inc., a Delaware corporation ("Group 1"), and Sagent Technology, Inc., a Delaware corporation ("Sagent"), consummated the transaction contemplated in the Agreement for the Purchase and Sales of Assets dated April 15, 2003 (the "APA") subject to the Agreement between Group 1 and Sagent, dated October 1, 2003 (the "October 1 Agreement"), filed herewith, pursuant to which Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of Sagent (the "Purchase") as of October 1, 2003. In consideration for the Purchase, Group 1 has delivered $6,000,000 in cash, forgiven $7,000,000 in debt and will deliver $4,000,000 less adjustments in accordance with the APA, plus interest, in cash at a future date. The cash consideration for the acquisition was paid from Group 1's working capital and it is anticipated that future payments will also be made from working capital. Group 1 will account for the transaction as an asset purchase.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)    Financial Statements.

      The required financial statements will be filed as soon as practicable, but not later than 60 days after the filing of this 8k report.

b)    Pro Forma Financial Statements.

      The required pro forma financial statements will be filed as soon as practicable, but not later than 60 days after the filing of this Form 8-K report.

      (1)   Press release dated October 1, 2003, issued by the Registrant.

  (10.10) Agreement between Group 1 Software, Inc. and Sagent Technology, Inc., dated October 1, 2003.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Group 1 Software, Inc.



                                           By:    /s/ Mark D. Funston
                                                  ----------------------------
                                           Name:  Mark D. Funston
                                           Title: Chief Financial Officer

Date: October 15, 2003


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                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

     (1)       Press release dated October 1, 2003 issued by the Registrant.

 (10.10) Agreement between Group 1 Software, Inc. and Sagent Technology, Inc., dated October 1, 2003.


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